Exhibit 10.16

OFFICE LEASE

between

PARKSIDE SALT LAKE CORPORATION

Landlord

and

ADVANCED TELECOMMUNICATIONS, INC.

Tenant

PARKSIDE TOWER BUILDING

215 South State Street

Salt Lake City, Utah

TABLE OF CONTENTS

Section

1.	Rentable Area of Premises

2.	Term - Commencement Date and Expiration Date

3.	Rent and Other Payments

4.	Security Deposit

5.	Personal Property Taxes

6.	Use of Premises

7.	Condition of Premises: Repairs, Maintenance and Construction

8.	Mechanics’ Liens

9.	Building Services

10.	Common Areas

11.	Landlord’s Right of Access

12.	Indemnification and Waiver

13.	Insurance

14.	Damage or Destruction of Building or Premises

15.	Eminent Domain

16.	Assigning - Mortgaging - Subletting - Change in Ownership

17.	Subordination - Attornment

18.	Default

19.	Remedies

20.	Rules and Regulations

21.	Surrender of Premises

22.	Holding Over

23.	Notices

24.	Estoppel Certificates

25.	Liability of Landlord

26.	Landlord’s Inability to Perform

27.	Attorneys Fees

28.	General Provisions

Exhibit “A” Legal Description of Property

Exhibit “B” Drawings of Premises

Exhibit “C” Memorandum of Commencement Date Rentable Area

Exhibit “D” Tenant Work Letter

Exhibit “E” Rules and Regulations

Exhibit “F” Tenant’s Estoppel Certificate

Exhibit “G” Parking Provisions

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made this 28th day of December 1999, between, PARKSIDE SALT LAKE CORPORATION, a Delaware corporation (“Landlord”), and, ADVANCED TELECOMMUNICATIONS, INC., a Delaware corporation (“Tenant”).

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions hereinafter set forth, those premises (the “Premises”) set forth in Item 2 of the Basic Lease Provisions and shown in the drawing attached hereto as Exhibit “B”, which Premises are a part of that office building (the “Building”) identified in Item 1 of the Basic Lease Provisions and situated on that certain real property described in Exhibit “A” attached hereto (the “Property”).

BASIC LEASE PROVISIONS

1.	Building Name and Address:	Parkside Tower Building
215 South State Street
Salt Lake City, Utah 84111

2.	Premises:	The space on the 3rd, suite 380, as shown on Exhibit “B”.
	Rentable Area:	Approximately 6,744 square feet.
	Usable Area:	Approximately 5,796 square feet.

3.	Basic Annual Rent:

	Basic Annual Rent	Monthly Installments
Year 1:	$114,648.00	$9,554.00
Year 2:	$116,334.00	$9,694.50
Year 3:	$119,706.00	$9,975.50
Year 4:	$123,078.00	$10,256.50
Year 5:	$124,764.00	$10,397.00
Year 6:	$128,136.00	$10,678.00
Year 7:	$129,822.00	$10,818.50
Year 8:	$131,508.00	$10,959.00
Year 9:	$133,194.00	$11,099.50
Year 10:	$134,880.00	$11,240.00

		Based on a beginning rate of $17.00 per year per square foot of Rentable Area.

4.	Tenant’s Percentage:	3.6%
	Base Year:	2000

5.	Scheduled Commencement Date:	On or about February 1, 2000.

6.	Expiration Date:	January 31, 2010

7.	Tenant Improvement Allowance:	$10.00/usable square foot or $57,960.00

8.	Security Deposit:	$20,000.00

9.	Guarantor(s):	None

10.	Tenant’s Broker:	Tres Telecom Real Estate Services and CB Richard Ellis
Landlord’s Broker:		NAI Utah Commercial Real Estate - Collin Perkins

AGENCY DISCLOSURE: At the signing of this Lease, the listing agent represents Landlord, and the leasing agent represents Tenant. Landlord and Tenant each confirm that prior to signing this Lease, this agency disclosure was acknowledged by both parties. (          ) Landlord’s Initials (         ) Tenant’s Initials

11.	Use of premises: General office purposes.

12.	Address for Payments and Notices:
	Landlord:	Payments and Local Notices

Cottonwood Management
215 S. State, Suite 805
Salt Lake City, UT 84111
Attention: Lorrie Ostlind

	Tenant:	Notices
Advanced Telecommunications, Inc.
730 2nd Avenue South, Suite 1200
Minnesota, MN 55402

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing provisions and Sections 1 through 28 of the Additional Lease Provisions which follow, together with Exhibits “A” through “I” incorporated herein by this reference, as of the date first above written.

LANDLORD:		TENANT:

PARKSIDE SALT LAKE CORPORATION		ADVANCED TELECOMMUNICATIONS, INC.

By:	/s/Gerald [illegible]	By:	/s/Satish C. Tiwari

Its:	Asset Manager	Its:	V.P. Engineering and Network Implementation

Date:	1-11-2000	Date:	12/30/1999

ADDITIONAL LEASE PROVISIONS

SECTION 1.                                    RENTABLE AREA OF PREMISES

The Rentable Area of the Premises is provided in Item 2 of the Basic Lease Provisions. For the purpose of this Lease, “Rentable Area” is calculated pursuant to the Standard Method for Measuring Floor Area of Office Buildings, ANSI 265.1-1980, commonly known as the “BOMA standard.”

SECTION 2.                                    TERM — COMMENCEMENT DATE AND EXPIRATION DATE

The term of this Lease shall commence on the date on which Tenant first takes possession of the Premises. If Landlord is unable to deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date, this Lease shall not be void or voidable, but rather, shall remain in full force and effect except as otherwise provided in this Section 2. Landlord shall not be subject to any liability to Tenant for any loss or damage resulting from such non-delivery and Tenant’s obligations hereunder shall not be affected thereby. If Landlord is unable to deliver possession of the Premises to Tenant within thirty (30) days after the Scheduled Commencement Date, Tenant shall have the option to terminate this Lease, and Landlord shall not, by reason thereof, be subject to any liability except that Landlord shall return to Tenant all monies which Landlord has theretofore received from Tenant as prepaid rent or as a security deposit, without interest; provided, however, Tenant’s occupancy of the Premises at any time shall conclusively be deemed a waiver of this provision. The term of this Lease shall, unless this Lease is terminated sooner as provided herein, end on the “Expiration Date” as provided in Item 6 of the Basic Lease Provisions and shall not be extended by any such delay. The date upon which the term of this Lease actually commences shall hereafter be referred to as the “Commencement Date.” The period from the Commencement Date through the Expiration Date is the “Lease Term,” unless it is sooner terminated as provided herein. Within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute the memorandum attached hereto as Exhibit “C”, but failure to do so shall not affect Tenant’s obligations under this Lease.

SECTION 3.                                    RENT AND OTHER PAYMENTS

3.1                                           Basic Annual Rent. Tenant shall pay to Landlord rent for the Premises in an amount equal to the Basic Annual Rent set forth in Item 3 of the Basic Lease Provisions for each year and a pro rata portion thereof for each partial year during the Lease Term (the “Basic Annual Rent”). Basic Annual Rent shall be paid in equal monthly installments in the amount set forth in Item 3 of the Basic Lease Provisions, in advance and without prior notice, invoice or demand, on the first day of each month commencing on the Commencement Date. Basic Annual Rent payable for any period of less than one (1) month shall be prorated based upon a thirty (30) day month.

3.2                                           Additional Rent.

3.2.1                                 Tenant’s Share. In addition to Basic Annual Rent, Tenant shall pay to Landlord, as additional rent (“Additional Rent”), the amount, if any, by which Tenant’s Share of Direct Expenses for each Expense Year exceeds Tenant’s Share of Direct Expenses for the Base Year. If the Lease Term falls partially within an Expense Year, Tenant’s share of Direct Expenses shall be equitably prorated based upon a 360-day year consisting of twelve 30 day months, in calculating the amount of Tenant’s Additional Rent for such Expense Year. Landlord may estimate Direct Expenses and Tenant’s Additional Rent (“Estimated Additional Rent”) periodically, and after notice from Landlord of Estimated Additional Rent for an Expense Year,

Tenant shall pay Landlord, with each installment of Basic Annual Rent, an amount equal to one-twelfth (1/12) of such Estimated Additional Rent (or, if the Estimated Additional Rent is for a period of less than twelve months, Tenant shall pay such Estimated Additional Rent on a monthly basis ratably over the period to which such Estimated Additional Rent relates).

3.2.2                                 Definitions: As used in this Section 3.2, the following terms have the meaning hereinafter set forth:

(i)  “Base Year” is the calendar year or other period described in Item 4 of the Basic Lease Provisions. The Base Year is an Expense Year.

(ii)  “Tenant’s Share of Direct Expenses” for a given Expense Year is an amount equal to the Tenant’s Percentage set forth in Item 4 of the Basic Lease Provisions multiplied by the amount of Direct Expenses for such Expense Year. If the Rentable Area of the Premises and/or the Rentable Area of the Building is changed, Tenant’s Percentage shall be appropriately adjusted.

(iii)  “Expense Year” shall mean each twelve (12) consecutive month period commencing January 1st of each year.

(iv)  “Direct Expenses” shall mean “Operating Expenses” plus “Tax Expenses.” If during any Expense Year the Building is on a monthly average less than ninety- five percent (95%) occupied, the Direct Expenses shall be increased to reflect the Direct Expenses which Landlord reasonably determines it would have so incurred had the Building been ninety-five percent (95%) occupied and the Additional Rent shall be based upon the Direct Expenses so adjusted.

(v)  “Operating Expenses” shall mean any and all costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, management and repair of the Building and Property. By way of illustration but not limitation, Operating Expenses shall include the following: (A) the cost of supplying all utilities (unless Landlord elects to separately meter any utilities to the Premises, in which case Tenant shall pay directly the charges for those utilities and Operating Expenses shall not include similar utilities furnished to other tenants’ premises), the cost of operating, maintaining, repairing and managing the utility systems, mechanical and heating systems, ventilation and air conditioning systems, sanitary and storm drainage systems, and escalator and elevator systems, the cost of environmental and energy surcharges imposed by any governmental entity, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (B) the cost of landscape maintenance, all supplies, and relamping; (C) the cost of parking area maintenance, including resurfacing, repainting and restriping, if applicable, (D) the cost of fire, extended coverage, all-risk, boiler, sprinkler, public liability, property damage, workmen’s compensation, loss of rent, earthquake (only if available at commercially reasonable rates) and other or additional insurance that Landlord purchases for the Building and Property, including such endorsements thereto as Landlord may desire, all in such amounts as Landlord may reasonably determine; (E) wages, salaries and other labor costs, including payroll and employment taxes, and employee medical, welfare, pension and other fringe benefits for persons whose services are exclusively devoted to on-site management, security and maintenance of the Building and Property; (F) fees, charges and other costs, including (but not limited to) management fees, consulting fees, legal fees, accounting fees and security service fees, of all independent contractors engaged by Landlord (including any affiliates of Landlord) or reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Property; (G) the cost of licenses, permits and inspections and the cost of contesting the validity or applicability of any government enactments which may affect Operating Expenses; (H) the fair market rental value of the property manager’s office in the Property; (I) depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Property; and (J) the cost of any reasonable capital improvements made to the Building or Property as a labor-saving device or to effect other economies in the operation or maintenance of the Building or Property, or as required under any governmental law or regulation that was not applicable to the Building or Property at the time that permits for the construction thereof were obtained, or as periodically required to maintain the appearance of the Property and its first-class, competitive quality, such costs to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at a market rate. For purposes of this Lease, Operating Expenses shall not include “Tax Expenses”; principal or interest expense, except as provided in clause (J) above; leasing commissions and other costs related to leasing to, improvements for, disputes with or eviction of tenants in the Building; depreciation on the improvements contained in the Building or Property, except as provided in clause (I) above; or the cost of capital expenditures not included in clause (J) above. Additionally, for purposes of computing Tenant’s Base Year, excluded from this calculation are all one-time expenses incurred by Landlord which are attributable to repair or replacement of deferred items noted during due diligence and acquisition of the Property. The computation of Operating Expenses shall be made in accordance with generally accepted accounting principles.

(vi)  “Tax Expenses” shall include real property taxes, current installments of any general or special assessments, license fees, commercial rental taxes, in lieu taxes, levies, charges, penalties or similar impositions, imposed by any authority having the direct power to tax against or attributable to any legal or equitable interest of Landlord in the Property, including tenant improvements and Changes (as hereafter defined) to the extent not paid directly by tenants, which are paid or incurred by Landlord, and which shall include, but not be limited to, the following:

(A) Any tax on Landlord’s rent from the Property or as against Landlord’s business of leasing any of the Property, but specifically excluding Landlord’s federal, state or city income, franchise, inheritance or estate taxes;

(B) Any assessment, tax, fee, levy or charge imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services; and

(C) Any assessment, tax, fee, levy or charge, upon this transaction evidenced by this Lease or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

3.2.3                     Statement of Actual Direct Expenses. Landlord shall give to Tenant on or before the end of each Expense Year falling in whole or in part during the Lease Term, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of Tenant’s Additional Rent for such preceding Expense Year. Upon receipt of the Statement for each Expense Year falling in whole or in part during the Lease Term, if Tenant’s Additional Rent exceeds the amount of Estimated Additional Rent paid by Tenant for such Expense Year, Tenant shall pay, with its next installment of Basic Annual Rent due, or, if the Lease Term has ended, within thirty (30) days after the Statement is rendered, the full amount of such deficiency. If payments of Estimated Additional Rent made by Tenant for such Expense Year exceed the actual amount of Tenant’s Additional Rent, then Tenant shall receive a credit against future payments of Additional Rent; provided, if any such credit has not been applied as of the end of the Lease Term, Landlord shall pay Tenant an amount equal to such unapplied credit on or before the last to occur of: (i) the thirtieth (30th) day following the last day of the Lease Term; or (ii) the thirtieth (30th) day following the delivery to Tenant of the Statement setting forth such credit. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Section 3.

3.3                               Payment of Rent. All amounts payable by Tenant to Landlord under this Lease shall be deemed to be rent and, except as expressly provided in this Lease, shall be payable to Landlord without abatement, deduction or offset, at Landlord’s address as provided in Item 13 of the Basic Lease Provisions or to such other persons or at such other places as Landlord designates in writing. If Tenant’s obligation to pay any rent accrues prior to the expiration or earlier termination of this Lease, then such obligation shall survive such expiration or termination, even if the amount is not then due or calculated.

SECTION 4.                                    SECURITY DEPOSIT

Tenant has deposited with Landlord the amount indicated in Item 8 of the Basic Lease Provisions as security for the full and faithful performance of each and every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Prior to the time when Tenant is entitled to any return of the security deposit, Landlord may intermingle such deposit with its own funds and use such sum for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit.

SECTION 5.                                    PERSONAL PROPERTY TAXES

With respect to Tenant’s trade fixtures, furnishings, equipment and all other personal property located in the Premises, and any improvements made to the Premises in excess of Landlord’s building standard tenant improvements, (i) Tenant shall be liable for and pay at least ten (10) days prior to delinquency all taxes assessed against or levied thereon (“Tenant’s Taxes”) and (ii) when possible, Tenant shall cause Tenant’s Taxes to be assessed and billed separately from the taxes on the Property of Landlord; but if Tenant’s Taxes shall be assessed and taxed with the Property, Tenant shall pay them to Landlord within ten (10) days after Landlord’s delivery to Tenant of a statement in writing setting forth the amount of Tenant’s Taxes.

SECTION 6.                                    USE OF PREMISES

6.1                               Limitation of Use. Tenant shall use and occupy the Premises solely for the purpose stated in Item 11 of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord. Tenant agrees that it will not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with or infringe upon the rights of other tenants or occupants of the Building or Property, or to injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

6.2                               Compliance With Governmental and Insurance Regulations. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building, and Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for such policy or policies caused by reason of Tenant’s failure to comply with the provisions of this Section 6.2. Tenant shall not bring or permit to remain on the Premises any Hazardous Substances, except usual office supply products used and stored in usual quantities and manner. As used in the preceding sentence, the term “Hazardous Substances” means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR § 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) defined as a “hazardous waste,” under Section 19-6-102 of the Utah Code Annotated, Solid and Hazardous Waste Act, or any rule promulgated thereunder, (v) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251, et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317), (vi) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq. (42 U.S.C. § 6903) or (vii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, (42 U.S.C. § 9601).

SECTION 7.                                    CONDITION OF PREMISES: REPAIRS, MAINTENANCE AND CONSTRUCTION

7.1                               Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Building or the Premises or with respect to the suitability of either for the conduct of Tenant’s business. Tenant hereby agrees to take the Premises in their “as is” condition, subject to the provisions of Section 7.2.2 and Exhibit “D” attached hereto. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good sanitary order, condition and repair.

7.2                               Maintenance and Repair.

7.2.1                     Tenant Repairs and Maintenance. Tenant shall at its sole cost and expense keep and maintain in good and tenantable condition and repair, the Premises and every part thereof, including, without limitation, the floor coverings, interior walls, ceiling, doors, drapes and other window treatments, plumbing, fixtures and equipment therein. Tenant shall not commit or suffer to be committed any waste in or upon the Premises, nor effect any Changes, nor do anything in or on the Premises that, in Landlord’s sole opinion, detracts from the quality or appearance of the Building. All damage or injury to the Premises, caused by the act or negligence of Tenant, its employees, agents, invitees, permittees, licensees or contractors shall be promptly repaired by Tenant, at its sole cost and expense, to the satisfaction of Landlord, and subject to such requirements respecting construction that Landlord shall reasonably impose. Landlord may but shall not be obligated to make any repairs that are not promptly made by Tenant and to charge Tenant for the cost thereof. Tenant hereby expressly and irrevocably waives the benefit or applicability of any statute or law now or hereafter in effect that would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to comply with the provisions of Section 7.2.2.

7.2.2                     Landlord Repairs and Maintenance. Landlord shall maintain and repair the structural, mechanical and utility elements and Common Areas of the Building and Property. Any restriction on or interference with Tenant’s access to the Premises shall be limited to the minimum amount necessary to accomplish the maintenance or repair work. Rent under this Lease shall not be abated as a result of any such activities unless Tenant’s access to the Premises is prevented for more than 48 hours in which case, except as provided in the next sentence, the rent shall abate for the balance of such obstruction. If the need for repairs was caused by any act or negligence of Tenant or its employees, agents, invitees, permittees, licensees or contractors, then such repairs shall be performed at Tenant’s expense and no abatement of rent shall occur.

7.3                               Construction of Improvements to the Premises. Except for alterations, additions, modifications or improvements (collectively, “Changes”) expressly required or permitted by this Lease, Tenant shall not make any Changes to the Premises or any part thereof without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. To the extent permitted or consented to hereunder, any construction undertaken in or to the Premises shall be performed in accordance with this Section and any reasonable requirements then imposed by Landlord. All Changes made in or to the Premises shall become the property of Landlord and a part of the realty. All initial tenant improvements to the Premises, and all later Changes to the Premises that are non structural that cost in excess of twenty thousand dollars ($20,000) shall, at Landlord’s option, be performed by Landlord or its contractor. Any later Changes to the Premises costing less than twenty thousand dollars ($20,000), or later Changes that cost $20,000 or more which Landlord elects not to construct may be constructed by Tenant, subject to reasonable construction and other requirements then imposed by Landlord, including the right to reasonably approve all plans and specifications and charge Tenant a supervision fee equal to five percent (5%) of the cost of such work. Landlord shall pay for the cost of initial improvements to the Premises in accordance with the provision of Exhibit “D” attached hereto up to the amount of the “Tenant Improvement Allowance” specified in Item 7 of the Basic Lease Provisions, if any, and the balance shall be paid by as provided for in Exhibit “D”. Unless otherwise expressly provided in this Lease, Tenant shall pay all costs of any later Changes to the Premises.

SECTION 8.                                    MECHANICS’ LIENS

Tenant hereby agrees to keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and to promptly notify Landlord if it learns of any such liens.

SECTION 9.                                    BUILDING SERVICES

9.1                               Provision of Services. So long as Tenant is not in default hereunder, Landlord agrees, subject to the terms and conditions hereinafter set forth, to furnish or provide for the furnishing to the Premises (i) air conditioning, heat, lighting, and elevator service only during the hours of 7:30 a.m. to 6:00 p.m. Monday through Friday, except legal holidays, and 8:00 a.m. to 1:00 p.m. Saturdays, in such quantity and of such quality as Landlord determines in its sole judgment is reasonably necessary for Tenant’s comfortable use and enjoyment of the Premises for general office purposes and, at all other times. to provide air conditioning, heating and lighting at Landlord’s prevailing rate, and one elevator; (ii) on the same floor as the Premises, water for lavatory and drinking purposes at all times when the Premises are occupied; (iii) routine janitorial services five (5) days per week (except for legal holidays); and (iv) maintenance of the Common Areas. No gas shall be provided to or permitted in the Premises. Electricity service and costs therefor, except electricity used for before or after hours lighting or electricity that is separately metered, are the obligations and expense of Landlord, as Operating Expenses, provided Landlord is entitled to reimbursement therefor to the extent such costs are included in Additional Rent. Tenant shall arrange for and shall pay the entire cost and expense of all materials and services relating to or used on the Premises not expressly required to be provided and paid for by Landlord pursuant to this Lease.

9.2                               Interruption of Services. Landlord shall under no circumstances be liable in damages or otherwise for any failure or interruption of, or reduction in any utility service or Building service being furnished to the Premises by Landlord or otherwise and no such failure or interruption shall under any circumstances entitle Tenant to withhold, reduce or abate any rent or terminate this Lease, regardless of whether caused by riot, strike, lockout, labor disputes, breakage, breakdowns, accidents, repairs, governmental regulation or moratorium, any act or omission of Tenant or its employees, agents, invitees, licensees, customers or visitors or any other cause.

9.3                               Additional Building Service Demands. Tenant shall not install any computers, copiers or other electrical office equipment in the Premises without Landlord’s prior written approval. Should any equipment installed by Tenant produce any significant amount of heat or cause any significant additional usage or draw on the electrical or other utility system, Landlord shall not be responsible for the adequacy of any air conditioning, electric current or other utilities affected thereby, and to the extent Tenant uses or requests additional utilities or Building services as a result thereof, Tenant shall pay to Landlord an amount reasonably estimated by Landlord to be the additional costs incurred thereby. If and where heat generating machines or devices are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install additional or supplementary air conditioning units for the Premises or other affected areas of the Building, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

SECTION 10.                             COMMON AREAS

The term “Common Areas” as used herein shall mean all areas and facilities outside the Premises or premises leased to other tenants of the Property and within the exterior boundaries of the Property which are provided and designated from time to time by Landlord for the general use and convenience of Tenant and other tenants of the Property and their respective employees, invitees or other visitors. Common Areas include, without limitation, walkways, sidewalks, service quarters, hallways, restrooms (if not part of the premises), stairways, elevators and walls, except to the extent situated entirely within the Premises or premises leased to other tenants of the property. Tenant, its employees and invitees shall have the nonexclusive right to use the Common Areas along with others entitled to use same, subject to Landlord’s rights and duties as hereinafter set forth. Landlord shall have the right to temporarily close or obstruct the Common Areas or any part thereof for maintenance, alteration, addition or improvement purposes, or to protect Landlord’s legal rights, and to change the size, use, shape or nature of any such Common Areas and remove portions of the Common Areas from Tenant’s use, provided such change does not deprive Tenant of the substantial benefit and enjoyment of the Common Areas or its Premises.

SECTION 11.                             LANDLORD’S RIGHT OF ACCESS

Landlord reserves for itself at any and all times the right to enter the Premises and to take materials and equipment therein, as necessary, for purposes of (i) providing janitorial services and any other service to be provided by Landlord to Tenant hereunder; (ii) examining or inspecting the Premises; (iii) serving or posting notices of non- responsibility; (iv) showing the same to prospective tenants or mortgagees of the Premises or purchasers of the Building; (v) emergency entry, by force if necessary; (vi) entry by security personnel during non-business hours to make security checks; or (vii) making such Changes or repairs to the Premises or to any other portion of the Building as Landlord may deem necessary or desirable, including the installation of sprinklers in the Premises and Building, all without being deemed guilty of an eviction of Tenant and without abatement of rent. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the premises as may be necessary for the servicing of the premises or other portions of the Building.

SECTION 12.                             INDEMNIFICATION

12.1                        Indemnification. To the extent not prohibited by law, Landlord, its partners, trustees ancillary trustees, and their respective officers, directors, shareholders, members, beneficiaries, agents, servants, employees, and independent contractors (collectively, “Landlord Persons”) shall not be liable for any damage, claims, or loss either to person or property, or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant; provided, however, nothing herein is intended to limit the liability of each of the Landlord Persons for damage arising solely from his, her or its own gross negligence or intentional misconduct, which gross negligence or intentional misconduct of Landlord Persons other than Landlord itself, shall not be imputed to Landlord. Tenant agrees to indemnify, defend, and hold Landlord harmless from all claims, costs, expenses, losses, damages, and liabilities, including attorney’s fees, except those caused solely by Landlord’s negligence, gross negligence or intentional misconduct, arising or resulting from (a) any accident, injury, death, loss, or damage to any person or to any property, including without limitation, the person and property of the Tenant and its partners, trustees, officers, directors, shareholders, members, beneficiaries, licensees, invitees, or any subtenants or subtenants’ agents, employees, contractors, or invitees, servants, guests, or independent contractors (“Tenant Persons”), and all other persons at any time in the building or the Premises or the Common Areas, (b) the occupancy or use of the Premises by the Tenant, or (c) any act or omission or negligence of Tenant Persons. The indemnification obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

12.2                        Tenants Compliance with Landlord’s Fire and Casualty Insurance.  Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall pay Landlord for nay such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

SECTION 13.                             INSURANCE

13.1                        Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

13.1.1              Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury, and property damage arising out of Tenant’s operations, assumed liabilities, or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 12.1 of this Lease, for limits of liability not less than:

Property Injury and	$2,000,000 each occurrence
Property Damage Liability	$2,000,000 annual aggregate

Personal Injury Liability	$2,000,000 each occurrence
$2,000,000 annual aggregate

13.1.2              Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations, and additions to the Premises, including any improvements, alterations, or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an “all risks” of physical loss or damages basis, for the full replacement cost value new without deduction for deprecation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, and sprinkler leakage coverage.

13.1.3              Loss-of-income and extra-expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

13.1.4              The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 12.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled, expire, or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Commencement Date and at least thirty (30) days before the expirations dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as additional Rent within five (5) days after delivery to Tenant of bills thereof.

13.2                        Subrogation. Landlord and Tenant agree to request that their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord or Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, and subject to Section 14, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is actually insured under policies of insurance for fire, all risk coverage, theft, public liability, or other similar insurance.

13.3                        Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense the insurance required to be carried by Tenant pursuant to this Section 13, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord. Tenant shall not do or permit to be done anything which shall cause the cancellation of, invalidate, increase the rate of, or otherwise adversely affect, the insurance policies referred to in this Section 13.

13.4                        No Gap In Coverage. All insurance provided by Tenant under this Lease shall be coordinated with any preceding, concurrent or subsequent, occurrence or claims made in insurance, in such a manner as to avoid any gap in coverage against claims arising out of occurrences, conduct or events which take place during the period beginning on the Lease Date and ending on termination of this Lease.

13.5                        No Landlord Representation. Landlord makes no representation that the insurance coverage required of Tenant provides adequate coverage for Tenant’s needs or for its obligations under this Lease. Nothing in this Lease is intended to make Tenant an insured party in any manner under any insurance policy carried by Landlord.

13.6                        No Waiver of Insurance Requirements. Landlord shall not be deemed to have waived or reduced any of the insurance coverage requirements for Tenant except by an express written agreement to that effect. The receipt by Landlord or its contractors or agents of insurance policies, certificates, letters, or other correspondence, documents or information which do not conform to the insurance requirements of this Lease, or the failure of Landlord to receive policies, certificates, or other documentation requires by this Section 13, shall not be deemed to be Landlord’s consent to a waiver or reduction of any such requirements, despite any failure by landlord to object to same at the time of receipt (or lack of receipt), or thereafter. Any reduction, modification, or waiver of any of Tenant’s insurance requirements under this Lease may be made only by written document signed by Landlord and Tenant which expressly amends the pertinent described portions of this Lease.

SECTION 14.                             DAMAGE OR DESTRUCTION OF BUILDLING OR PREMISES

14.1                        Partial Damage. Except as provided in Section 7.2, if the Premises or the Building is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Property, the damage shall be repaired by Landlord; provided, if (a) such repairs cannot, in Landlord’s sole opinion, be made within ninety (90) days after the occurrence of such damage without the payment of overtime or other premiums; (b) such repairs cannot be made at a cost equal to or less than the amount of insurance proceeds available therefor; (c) the Premises by reason of such damage are rendered wholly untenantable; (d) the Premises are damaged in whole or in part during the last six (6) months of the Lease Term; or (e) the Premises or the Building (whether the Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then-monetary value thereof, then Landlord shall not be required to make such repairs but may, at its discretion, elect to do so. Landlord’s election to make such repairs must be evidenced by written notice to Tenant within ninety (90) days of Landlord’s learning of the occurrence of the damage. Any reconstruction or repair of the Premises Landlord is required or elects to make in accordance with the provisions of this Section 14.1 shall be substantially to the condition that existed immediately prior to the damage or destruction. If Landlord is not required to make such repairs and does not elect to make them then either party may, by written notice to the other, cancel this Lease as of the date of the occurrence of such damage, provided, Tenant may not elect to terminate this Lease if the damages to the Premises were due to the act, omission, fault or neglect of Tenant or its employees, agents or visitors. If any policy of insurance required to be obtained by Tenant under this Lease covers any damage or loss which Landlord is required or elects to repair under this Section 14.1, Tenant shall take such action as may be necessary to collect the proceeds of such insurance relating to such damage or loss and shall pay such proceeds to Landlord.

14.2                        Tenant Reconstruction Obligation. Tenant shall be required to repair or replace at its sole cost and expense Tenant’s trade fixtures, furniture, equipment and other personal property in the Premises.

14.3                        Rent Abatement. In the event of any repair, reconstruction and restoration as provided in Sections 14.1, Tenant’s rent shall be equitably abated proportionately with the degree to which Tenant’s use of the Premises is impaired commencing from the date of destruction and continuing during the period of such repair, reconstruction or restoration, provided, however, that there shall be no rent abatement whatsoever if either (i) the damage is due to the act, omission, fault or neglect of Tenant or its employees, agents or visitors or (ii) if the use and enjoyment of the Premises is not affected for more than two (2) business days of operation.

14.4                        Notice of Casualty. Tenant shall give prompt notice to Landlord of any casualty or accident of which Tenant is aware occurring in the Premises or in the Building and any defects therein or damages thereto or in any fixtures or equipment.

SECTION 15.                             EMINENT DOMAIN

15.1                        Partial Taking. If there is a taking of or damage to less than the entire Premises, then with respect to that portion of the Premises not taken or damaged, this Lease shall continue in effect and the Basic Annual Rent and Tenant’s Share shall be reduced or adjusted proportionately. Landlord shall, as promptly as possible, restore, repair and replace that portion of the Premises, Building or Common Areas not so taken or damaged to a complete architectural unit or units for the use and occupancy of Tenant and other tenants and, as nearly as possible, to the condition existing prior to the taking or damaging. Landlord shall not be required to expend for such work an amount in excess of the amount received by Landlord as damages for the part of the Property so taken less amounts required to be paid by Landlord to mortgage lenders. Notwithstanding the foregoing, Landlord or Tenant may elect, within thirty (30) days after the taking or damaging, to terminate this Lease if (i) twenty percent (20%) or more of the Premises or Building are taken or damaged, or (ii) so much of the parking areas of the Property are taken or damaged that Tenant cannot be assured the use of the number of parking spaces required by municipal code, considering the similar usage of other tenants at the Property. In order to terminate this Lease, Landlord shall deliver written notice to Tenant, which notice shall specify a termination date at least thirty (30) days and not more than ninety (90) days from the date thereof. In such event, Landlord shall not be required to repair, restore or reconstruct the Premises.

15.2                        Allocation of Award. The entire award or compensation, including interest, whether for a total or partial taking or damaging or for a diminution in the value of Tenant’s leasehold or Landlord’s fee or other interest, shall belong to and be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant’s interest in any award. Tenant shall have the right to prove in the proceedings related to the taking or damaging loss of, and to receive any separate award which may be made for damage to or condemnation of, Tenant’s equipment, trade fixtures, furniture and furnishings, and for relocation costs and goodwill.

15.3                        Definitions. As used in this Section 15, (i) the term “taking or damaging” shall include inverse condemnation, or any transfer made in avoidance of the power of eminent domain; and (ii) the “award” shall include all monies awarded for a taking or damaging occurring before or after the commencement of litigation proceedings.

SECTION 16.                             ASSIGNING - MORTGAGING - SUBLETTING - CHANGE IN OWNERSHIP

16.1                        No Transfer or Sharing Without Consent. Tenant shall not assign, sublet, enter into a license or concession agreement for, hypothecate or otherwise divest itself of this Lease or any of its rights hereunder (collectively, a “transfer of rights”) or permit any third party or parties other than Tenant, its authorized agents, employees, invitees and visitors to occupy the Premises or any portion thereof (collectively, a “sharing of the Premises”) without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Unless Landlord expressly agrees otherwise, Tenant shall not be relieved of any of its duties or obligations under this Lease as a result of any transfer of rights or sharing of the Premises, regardless whether consented to by Landlord. Such prohibition against the transfer of rights shall include any transfer of rights by operation of law. Any attempted transfer of rights or sharing of the Premises without Landlord’s advance written consent shall constitute a default hereunder and shall be void ab initio so as not to confer any rights upon any third person. Consent to any transfer of rights shall not operate as a waiver of the necessity for consent to any subsequent transfer of rights, and the terms of such consent shall be binding upon any person holding by, under, or through Tenant. The provisions of Section 16.2 hereof constitute the sole means by which such consent may be requested. If a transfer of rights occurs or if there is a sharing of the Premises, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute consent or waiver of the necessity of consent to such transfer or sharing of the Premises, nor shall such collection constitute the recognition of such assignee, sublessee, or other party as the Tenant hereunder or a release of tenant from the further performance of all of the covenants and obligations of Tenant herein contained.

Any transfer of this Lease or of Tenant’s rights hereunder by merger, consolidation, transfer of assets or liquidation shall constitute a transfer of rights. In the event that Tenant is a corporation, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of 49% of the total outstanding stock or interest shall be deemed a transfer of rights.

Related Entity: Notwithstanding the provisions of Section 16.1 above, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent to any entity resulting from a merger or consolidation of Tenant with any other entity, (ii) any entity purchasing all or substantially all of the stock or assets of Tenant, (iii) any entity succeeding to all or substantially all of the business and all or substantially all of the assets of Tenant, or (iv) any entity which controls, is controlled by or is under common control with Tenant, provided that (a) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (b) Tenant remains fully liable under this Lease, (c) the use of the Premises under Section 6 remains unchanged, and (d) Landlord shall have received an executed copy of the assignment or sublease on or before its effective date (e) the net worth of the entity is equal or greater than Tenant as of the effective date. No change of stock ownership or control or partnership change, assignment, transfer or hypothecation of any partnership or other ownership interest in Tenant shall constitute an assignment hereunder.

16.2                        Procedure for Requesting Consent. If Tenant desires at any time to effect a transfer of rights or sharing of the Premises it must first notify Landlord in writing of its desire to do so and shall submit in writing to Landlord (i) the name of the third party concerned; (ii) the nature of the third party’s business proposed to be carried on in the Premises; (iii) the terms and provisions of the proposed transfer of rights or sharing of the Premises; and (iv) such financial and business information as Landlord may reasonably request concerning the third party. Submission to Landlord by Tenant of an executed sublease or other document purporting to make a transfer of rights or sharing of the Premises subject to Landlord’s approval shall constitute a request for Landlord’s consent under this Section 16.2.

16.3                        Conditions of Authorization. As conditions precedent to Landlord’s consent to Tenant’s transfer of rights or sharing of the Premises, Landlord may require, without limitation, any or all of the following:

(a)          Tenant shall reimburse Landlord for Landlord’s reasonable attorneys’ fees incurred in connection with the review, processing and documentation of such request;

(b)         If Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease, Tenant shall pay one hundred percent (100%) of said excess to Landlord when such consideration is received by Tenant;

(c)          In the event of a sublease or sharing of the Premises, the third party shall agree in writing that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability of Landlord except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided however that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

(d)         In the case of an assignment of this Lease, the assignee shall agree in writing to assume, be bound by and perform all of the terms, covenants and conditions of this Lease;

(e)                                  Tenant shall not then be in default hereunder in any respect; and

(f)            Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to Tenant’s transfer of rights or sharing of the Premises.

16.4                        Right of Termination. Notwithstanding any other provision hereof, in lieu of giving such consent, Landlord may at its election, elect to (i) construe such proposed transfer of rights or sharing of the Premises as an offer to Landlord on the same terms and conditions as with the third party, which offer may be accepted at any time within thirty (30) days after receipt thereof, and if so accepted, such transfer of rights to or sharing of the Premises with Landlord shall automatically be deemed consummated on all the terms and provisions set forth in such proposed transfer (except that Landlord may further assign or otherwise transfer such interest without Tenant’s review or consent) or (ii) terminate this Lease (or in the case of a proposed subletting or assignment of a portion of the Premises, elect to terminate this Lease as respects that portion) upon thirty (30) days’ prior notice and release Tenant from any liability under this Lease (as to that portion of the Premises involved) accruing after the effective date of such termination.

SECTION 17.                             SUBORDINATION - ATTORNMENT

17.1                        Subordination. At Landlord’s request, Tenant agrees to subordinate this Lease to the lien of any mortgages or deeds of trust in any amount hereafter placed on or against the Property and if Landlord elects to make any such lien subordinate to this Lease, Tenant hereby consents and agrees to such election. Tenant agrees that at the request of Landlord at any time and from time to time Tenant shall execute and deliver to Landlord an instrument, in form reasonably acceptable to Landlord, evidencing such subordination. Tenant shall not subordinate this Lease to any such lien except at the request or with the written consent of Landlord. Tenant, at the written request of any person that acquires Landlord’s interest in this Lease by sale, assignment, transfer, foreclosure, termination of a ground lease or otherwise, shall attorn to such person and its successors and assigns.

17.2                        Quiet Enjoyment. Upon Tenant paying the Basic Annual Rent and all Additional Rent and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Lease Term as against all persons or entities lawfully claiming by or through Landlord, subject, however, to the provisions of this Lease and to any mortgages encumbering the Property.

SECTION 18.                             DEFAULT

The occurrence of any of the following shall constitute Tenant’s breach of and default under this Lease:

(a)          The failure by Tenant to make any payment of Basic Annual Rent, Additional Rent or pay other sums, taxes and insurance premiums as and when due.

(b)         Failure by Tenant in the prompt and complete performance and observance of any other express or implied covenant, agreement or obligation of Tenant contained in this Lease and the continuation of such failure for a period of twenty (20) days after notice thereof from Landlord to Tenant, provided, however, that if the nature of Tenant’s default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said twenty (20) day period and thereafter diligently prosecute such cure to completion.

(c)          Any attachment or levy of execution or similar seizure of the Premises or Tenant’s fixtures or other property at the Premises or any foreclosure, repossession or sale under any chattel mortgage, security agreement or conditional sales contract covering Tenant’s fixtures or other property at the Premises; or the filing by Tenant or any guarantor of this Lease of, or consent to, any petition under any chapter of the Bankruptcy Code or any state proceeding relating to insolvency or protection from creditors, or the adjudication of Tenant or of any guarantor of this Lease as a bankrupt or insolvent; or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant or of any guarantor of this Lease or a general assignment by Tenant or of any guarantor of this Lease for the benefit of creditors; or any other action taken or consented to by Tenant or by any guarantor of this Lease under any state or federal insolvency or bankruptcy act; or the involuntary filing of a bankruptcy petition or state insolvency action by Tenant or any guarantor of this Lease or appointment of a trustee or receiver for Tenant or any guarantor of this Lease, and the same is not dismissed or stayed within thirty (30) days.

(d)                                 The vacation or abandonment of the Premises by Tenant.

SECTION 19.                             REMEDIES

19.1                        Landlord’s Remedies. In the event of default by Tenant under this Lease, Landlord may, at its option: (1) Terminate Tenant’s right to possession of the Premises because of such breach and recover from Tenant all damages it may incur by reason of Tenant’s default, including, without limitation, the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proved could be reasonably avoided; or (2) Not terminate Tenant’s right to possession because of such breach, but continue this Lease in full force and effect, in which event Landlord may enforce all rights and remedies hereunder, including without limitation the right to recover the Basic Annual Rent and Additional Rent as such becomes due. In either event Landlord may reenter the Premises and remove all persons and property from the Premises, storing said property in a public place, warehouse, or elsewhere at the cost of, and for the account of, Tenant, all without service of notice or resort to legal process and without being deemed guilty of or liable in trespass. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given by landlord to Tenant. No such ‘action by Landlord shall be considered or construed to be a forcible entry. In addition to, and not in lieu of, any of the remedies provided in this Section 19.1, Landlord shall be entitled to take any other action and pursue any other remedy provided at law, in equity or under this Lease. No reentry to, taking possession of the Premises or other action by Landlord upon or following the occurrence of any breach or default by Tenant shall be construed as an election by Landlord to terminate this Lease unless Landlord provides Tenant written notice of such termination.

Should Landlord reenter, as provided above, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by Law, and whether or not it terminates this Lease, it may be necessary to relet the Leased Premises. Landlord may relet the same or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and costs of any alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during such month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

19.2                        Assignment of Subrents. As additional security for Tenant’s performance of its obligations hereunder, Tenant hereby assigns to Landlord the right to receive the rents, issues, profits or other payments received under a transfer of rights or sharing of the Premises by Tenant, reserving unto Tenant the right prior to any breach or default hereunder to collect and retain said rents, issues and profits as they become due and payable. Nothing in this Section 19.2 shall be construed as permitting any transfer of rights or sharing of the Premises contrary to Section 16.

19.3                        Landlord’s Cure of Tenant’s Default. If at any time during the term hereof Tenant fails, refuses or neglects to do any of the things herein provided to be done by Tenant, Landlord shall have the right but not the obligation to do the same, but at the cost and for the account of Tenant. The amount of any money so expended or obligations so incurred by Landlord together with interest thereon at the lesser of eighteen percent (18%) per annum or the maximum interest rate permitted by law shall be repaid to Landlord immediately upon demand therefor, and unless so paid shall be added to the next monthly payment coming due hereunder and shall be payable as rent.

19.4                        Interest and Charges on Past Due Obligations. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein. In addition to such interest, if an installment of Basic Annual Rent is not paid within five (5) days after the same is due, a late charge equal to four percent (4%) of the amount overdue or One Hundred Dollars (S100), whichever is greater, shall be assessed.

SECTION 20.                             RULES AND REGULATIONS

Tenant shall faithfully observe and strictly comply with the rules and regulations set forth in Exhibit “E” hereto. Said rules and regulations may be deleted, amended or supplemented by Landlord from time to time with such other rules and regulations as Landlord may reasonably adopt for the safety, care, and cleanliness of the Building and the Property and the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation by any other tenant in the Building of any such rules and regulations, or for breach of any covenant or condition in any lease. Landlord has not represented and is not hereby representing that all tenants in the Building are or shall be bound to any part or all of such rules and regulations.

SECTION 21.                             SURRENDER OF PREMISES

Upon the expiration or sooner termination of the term of this Lease, Tenant shall surrender the Premises in as good condition as when received, reasonable wear and tear excepted, broom clean and free of trash and rubbish, and free from all tenancies or occupancies by any person. Tenant shall remove all trade fixtures, furniture, equipment and other personal property installed in the Premises prior to the expiration or earlier termination of this Lease. Tenant shall, at its own cost, completely repair any and all damage to the Premises and the Building resulting from or caused by such removal. If Tenant fails to remove such items upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord. Landlord shall not be deemed to have accepted any surrender of the Premises to Landlord prior to the end of the Lease Term, unless Landlord has agreed and acknowledged, in writing, that it has accepted such surrender.

SECTION 22.                             HOLDING OVER

Should Tenant, with or without Landlord’s written consent, hold over after the expiration of this Lease, Tenant shall pay, in advance, monthly rent at the rate of one hundred fifty percent (150%) of one month’s Basic Annual Rent, plus all Additional Rent provided by this Lease.

SECTION 23.                             NOTICES

Any notice required or permitted to be given hereunder shall be in writing and shall be deemed effective either upon personal delivery, or receipt thereof when deposited in the United States mail, registered or certified delivery, return receipt requested, addressed to the Tenant at the Premises or to Landlord or Tenant at the location stated in Item 13 of the Basic Lease Provisions. Either party may specify a different address for notice purposes in the manner aforesaid. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to any additional party hereafter designated by a notice from Landlord to Tenant. Notwithstanding the foregoing, if either party refuses to accept or sign the return receipt for any notice tendered to it pursuant to this Section 23, such notice shall be deemed effective when tendered.

SECTION 24.                             ESTOPPEL CERTIFICATES

Landlord or Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior notice from the other party, execute, acknowledge and deliver to the party requesting a statement in substantially the form and substance as the Estoppel Certificate attached hereto as Exhibit “F”, plus other information reasonably requested by a potential purchaser or mortgagee. Landlord’s or Tenant’s failure to deliver such statement within such time shall, at the option of Landlord or Tenant, constitute a default under this Lease and, in any event, shall be conclusive upon Landlord or Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord or Tenant in any such certificate prepare by Landlord or Tenant and delivered to Landlord or Tenant for execution.

SECTION 25.                             LIABILITY OF LANDLORD

In the event of any transfer or transfers of Landlord’s interest in the Premises, other than a transfer for security purposes only, Landlord shall be automatically relieved of any and all obligations and liabilities hereunder from and after the date of such transfer, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord only during and in respect of its ownership. The transferee of Landlord’s interest in this Lease shall be deemed automatically without further agreement to have assumed all of Landlord’s duties and obligations hereunder. Tenant agrees to look solely to Landlord’s estate and interest in the Property for the satisfaction of any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or of any partner, officer, director, shareholder, agent or employee of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises.

SECTION 26.                             LANDLORD’S INABILITY TO PERFORM

This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of the unavailability of materials, strike or other labor troubles or any other cause beyond the reasonable control of Landlord. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter prosecute same to completion.

SECTION 27.                             ATTORNEYS’ FEES

If Landlord or Tenant initiates any action to enforce any provision of this Lease as a result of any breach or default on the part of Landlord or Tenant, the losing party shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred therein by Landlord or Tenant.

SECTION 28.                             GENERAL PROVISIONS

28.1                        Headings and Definitions. The Section headings contained in this Lease are for convenience of reference only and do not in any way govern the construction thereof. The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders. The words “person” and “persons” whenever used shall include individuals, firms, associations and corporations.

28.2                        Covenants and Agreements - Time of the Essence. Each of Tenant’s covenants and agreements herein contained are independent and not dependent on Landlord’s performance of its obligations hereunder, and the time of the performance of each is of the essence of this Lease.

28.3                        Successors and Assigns. All of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, subject to Section 16 hereof.

28.4                        Interpretation. The language in all parts of this Lease shall be in all cases construed simply according to its fair meaning, and not strictly for or against Landlord or Tenant. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect. This Lease may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute and be construed as one and the same instrument. This Lease shall be governed by and construed in accordance with the laws of the State of Utah. All Exhibits and addenda referenced or attached hereto are incorporated herein by reference as though fully set forth herein.

28.5                        Waiver and Default. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No delay on the part of Landlord in exercising any of its rights hereunder shall operate as a waiver of such rights or of any other right of Landlord, nor shall any delay, omission or waiver on any one occasion be deemed a waiver of the same or any other right on any other occasion, nor shall Landlord’s receipt from Tenant of any sum with knowledge of any breach by Tenant of any of its covenants hereunder be deemed to be a waiver of such breach. Neither Landlord’s failure to bill Tenant for any rent or other sum payable hereunder as it becomes due hereunder, nor its error in such billing or failure to provide any other documentation in connection therewith, shall operate as a waiver of Landlord’s right to collect any such rent or other sum payable hereunder which may have at any time become due hereunder in the full amount to which Landlord is entitled pursuant to the terms and provisions hereof. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval, including approvals under Section 16, shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant whether or not similar to the act so consented to or approved. None of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any such employee shall not operate as a termination of this Lease or a surrender or Landlord’s acceptance of the Premises.

28.6                        Entire Agreement:  Amendments. This Lease and the exhibits and any riders attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the party or parties to be bound thereby.

28.7                        Building Name. Landlord reserves the right to change the name of the Building from time to time during the term of this Lease. Tenant shall not be allowed to use the name, picture or representation of the Building, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord.

28.9                        Brokers. In connection with this Lease, Tenant warrants and represents that it has had dealings only with the Brokers specified in Item 10 of the Basic Lease Provisions and that it knows of no other person who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord harmless from and against any and all loss, liability and expenses including any attorneys’ fees that Landlord may incur should such warranty and representation prove incorrect.

28.10                 No Option. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall only become effective upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

28.11                 Corporate and Partnership Tenant. In the event Tenant is a corporation or a partnership, the parties executing this Lease on behalf of Tenant hereby covenant and warrant, individually and on behalf of Tenant, that Tenant is duly organized and in good standing in the state of its incorporation or organization and that all steps have been taken prior to the date hereof to qualify Tenant to do business in Utah, that Tenant has duly authorized this Lease by all requisite corporate or partnership action and that the persons executing this Lease have been duly authorized by Tenant to do so on its behalf.

28.12                 Recordation of Lease. Neither this Lease nor any memorandum hereof shall be recorded by Tenant.

28.13                 Multiple Parties. If there is more than one person, firm, corporation, partnership or other entity comprising Tenant, then (i) the term Tenant, as used herein, shall include all of such persons, firms, corporations, partnerships and other entities; (ii) each and every provision in this Lease shall be binding on each and every one of them; (iii) each of them shall be jointly and severally liable hereunder; (iv) Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order; and (v) Landlord shall have the right to release any one or more of them without in any way prejudicing its right to proceed against the others.

28.14                 No Partnership. Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of its business or otherwise.

28.15                 Telecommunications Equipment and HVAC. At any time during the Lease Term, subject to availability, Tenant may install and maintain, at Tenant’s sole cost and expense, telecommunication equipment and/or an HVAC unit (“HVAC”) upon the roof of the Building, subject to the payment of the prevailing Building rates for the same. Upon thirty (30) days prior notice from Tenant to Landlord, Landlord shall designate areas on the roof of the Building or other areas of the Property which Tenant may lease for the purpose of installation, operation and maintenance of (I) the HVAC and (ii) a satellite antenna or other broadcasting and receiving device and the telecommunications conduits, devices, fibreoptics and electrical, coaxial and other connections necessary to connect the transmission devices to the Premises (collectively, the “Telecommunications Devices”). Tenant shall have the right to use the Building utilities located on the roof of the Building for the operation of the Telecommunication Devices and HVAC at Tenant’s sole cost and expense. Tenant shall have the right to access the Telecommunication Devices and HVAC upon reasonable prior written notice to Landlord, during business hours and subject to Landlord’s reasonable rules and regulations. Upon the expiration or earlier termination of this Lease, or at such time as Tenant elects to stop paying for the use of space for the Telecommunication Devices and/or HVAC, Tenant shall remove, at its own cost and expense, the Telecommunications Devices and HVAC and all related facilities thereof. If Tenant shall fail to complete such removal and/or fail to repair any damage caused thereby, Landlord may do so and charge the cost thereof to Tenant as Additional Rent. The physical appearance and size of the Telecommunication Devices and HVAC shall be subject to Landlord’s reasonable approval and Landlord may require Tenant to install screening around such equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. All Telecommunication Devices and the HVAC must be compatible with the Building’s systems and shall not impair window washing or the use of chiller units, the cooling tower or emergency generator, elevator machine rooms, helipads, ventilation shafts, if any, or any other parts of the Building. The plans and specifications for the Telecommunication Devices and HVAC and all working drawings for the installation of the Telecommunication Devices and HVAC shall be subject to the reasonable prior written approval of Landlord and Tenant obtaining any and all required permits and governmental approvals, at Tenant’s sole cost and expense. If Tenant elects to install Telecommunication Devices or HVAC, Tenant’s indemnity obligation and waiver set forth in Section 12 of this Lease shall also cover the use and installation of the Telecommunication Devices and HVAC. In addition, Tenant shall procure and maintain at Tenant’s sole cost and expense, such insurance, in addition to the Qinsurance required to be maintained by Tenant under this Lease, in connection with the Telecommunication Devices as reasonably determined by Landlord. The Telecommunication Devices and the HVAC, and the installation thereof shall comply with all applicable laws.

Notwithstanding the proceeding, Landlord hereby agrees to provide upon the commencement of this Lease, a suitable location for Tenant’s back-up generator, HVAC and conduit allowing Tenant to cross connect with the fiberoptic providers on the Property.

LANDLORD:		TENANT:

PARKSIDE SALT LAKE CORPORATION		ADVANCED TELECOMMUNICATIONS, INC.

By:	/s/Gerald [illegible]	By:	/s/Satish C. Tiwari

Its:	Asset Manager	Its:	V.P. Engineering and Network Implementation

Date:	1-11-2000	Date:	12/30/1999

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

PARCEL NO. 1

Beginning at the northwest corner of Lot 5, Block 56, Plat “A”, Salt Lake City Survey, and running thence east 231.00 feet; thence south 231.00 feet; thence west 66.00 feet; thence south 99.00 feet; thence west 66.00 feet; thence north 50.33 feet; thence west 99.00 feet; thence north 279.67 feet to the point of the beginning.

Contains 64,713.33 sq.ft.

or 1.4856 Acres

PARCEL NO. 2

Beginning at a point east 51.00 feet and south 154.00 feet from the northwest corner of Lot 7, Block 56, Plat “A” Salt Lake City Survey, and running thence south 64.83 feet; thence west 51.00 feet; thence south 61.67 feet; thence west 81.00 feet; thence 126.50 feet; thence east 132.00 feet to the point of beginning.

Contains 13.552.83 sq. ft

or  0.3111 Acres

EXHIBIT “B”

EXHIBIT "B"
AS-BUILT DRAWING OF PREMISES

Floor(s): 3rd Suite Number: 380

SEE 3-HR
MATCH LINE
J
K
L
M
N
O
P
1
2
3
4
5
6
CORRIDOR
380
FITZSIMMONS ASSOCIATES, INC.
ARCHITECTS
PLANNERS
USABLE AREA
3rd
FLOOR
MID-RISE
TENANT LEASE
AREA PLAN
PARKSIDE
TOWER
3-MR

EXHIBIT “C”

MEMORANDUM OF COMMENCEMENT DATE AND RENTABLE AREA

Commencement Date:
Rentable Area:	square feet
Basic Annual Rent: $	Year 1
$	Year 2
$	Year 3
$	Year 4
$	Year 5
$	Year 6
$	Year 7
$	Year 8
$	Year 9
$	Year 10

(LANDLORD AND TENANT HEREBY AGREE that, upon execution of this Exhibit “C”, the determination of “Rentable Area” set forth herein shall be binding upon the parties throughout the term of the Lease, regardless of any discrepancies which may be shown by subsequent measurements.)

LANDLORD:	TENANT:

PARKSIDE SALT LAKE CORPORATION	ADVANCED TELECOMMUNICATIONS, INC.

By:	By:

Its:	Its:

Date:

Date:

EXHIBIT “D”

TENANT WORK LETTER

PARKSIDE TOWER
215 SOUTH STATE
SALT LAKE CITY, UTAH

This “Work Letter Agreement” shall set forth the terms and conditions relating to the construction of certain tenant improvements in the Premises. All references in this Work Letter Agreement to Sections of the Lease shall mean the relevant portion of Sections 1 through 28 of that certain Office Building Lease to which this Work Letter Agreement is attached as Exhibit “D” and of which this Work Letter Agreement forms a part, and all references in this Work Letter Agreement to Sections of “this Work Letter Agreement” shall mean the relevant portion of Sections 1 through 6 of this Work Letter Agreement.

SECTION 1

BASE BUILDING

1.1                                 Base Building. Landlord owns and, through its advisors, agents, representatives and employees, operates the base building in which the Premises is located (collectively, the “Base Building”). Except as otherwise specifically provided in this Lease, Tenant shall and does hereby accept the Base Building in its presently existing, as-is condition.

SECTION 2

TENANT IMPROVEMENTS

2.1                                 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $10.00 per usable square foot of the Premises or $57,960.00 for the costs relating to improvements made to the Premises (collectively, the “Tenant Improvements”). In no event, however, shall Landlord be obligated to make disbursements pursuant to this Work Letter Agreement in a total amount which exceeds the Tenant Improvement Allowance. To the extent the Tenant Improvement Allowance exceeds the cost of the Tenant Improvements, Landlord shall be entitled to keep and retain that portion of the Tenant Improvement Allowance that exceeds the Tenant Improvements and Tenant shall not be entitled to the same. Additionally, all cost over and above the Tenant Improvement Allowance shall be the sole responsibility of Tenant.

2.2                                 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Work Letter Agreement and subject to Section 2.1 of this Work Letter Agreement, the Tenant Improvement Allowance shall be disbursed by Landlord upon the following: (i) substantial completion of the Tenant Improvements, (ii) presentment of invoice(s) from Tenant, and (iii) lien waivers from all contractors and/or subcontractors. The Tenant Improvement Allowance shall be for costs related to the Tenant Improvements and for the “Landlord Supervision Fee,” as that term is defined in Section 4.3.2 of this Work Letter Agreement (collectively, the “Tenant Improvement Allowance Items”).

SECTION 3

CONSTRUCTION DRAWINGS

3.1                                 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner designated by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2                                 Final Space Plan. Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed

3.3                                 Final Working Drawings. Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed

3.4                                 Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. “Contractor” as identified in Section 1 above and as that term is defined in Section 4.1 below, shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow Contractor, to commence and fully complete the construction of the Tenant Improvements (the “Permits”), and, in connection therewith, Contractor shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Contractor’s responsibility; provided however that Landlord shall, in any event, cooperate with Contractor in executing permit applications and performing other ministerial acts reasonably necessary to enable Contractor to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                                 Contractor. Tenant shall select one (1) or more contractors (the “Bidding Contractors”) from the list of approved contractors provided Tenant by Landlord, to bid or quote on the construction of the Tenant Improvements.

4.2                                 Cost Proposal. Tenant shall solicit bids or quotes from the Bidding Contractors for the construction of the Tenant Improvements, which cost proposals or quotations shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements. Tenant shall approve and select the cost proposal(s) or quotations (collectively, “Cost Proposal(s)”) of the Bidding Contractor(s) whom Tenant elects to retain to construct the Tenant Improvements (“Contractor(s)”) and Tenant shall deliver originals or copies of the selected Cost Proposal(s) and notice of its selection of the Contractor(s) to Landlord within five (5) business days of the receipt of the cost proposals. Thereafter, Tenant shall be released to purchase the items set forth in the Cost Proposal(s) and to commence the construction relating to such items.

4.3.2                        Tenant’s Retention of Contractor. Tenant shall independently retain the Contractor(s), to construct the Tenant Improvements and Landlord shall supervise the construction by the Contractor(s), and Tenant shall pay (and/or the Tenant Improvement Allowance shall be charged) a construction supervision and management fee (“Landlord Supervision Fee”) to (and/or for) Landlord in an amount equal to the product of (i) five (5%) percent of the Tenant Improvements.

Contractor’s Warranties and Guaranties. Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

4.3.4                        Tenant’s Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the “as built” plans and specifications in reproducible form (including all working drawings) for the Tenant Improvements.

SECTION 5

MISCELLANEOUS

6.1                                 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in Section 18 of the Lease, or a default by Tenant under this Work Letter Agreement, has occurred at any time, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause the Contractor(s) to cease the construction of the Premises, and (ii) all other obligations of Landlord under the terms of this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

LANDLORD:		TENANT:

PARKSIDE SALT LAKE CORPORATION		ADVANCED TELECOMMUNICATIONS, INC.

By:	/s/Gerald [illegible]	By:	/s/Satish C. Tiwari

Its:	Asset Manager	Its:	V.P. Engineering and Network Implementation

Date:	1-11-2000	Date:	12/30/1999

Standard Building Specifications/Finishes

I.                                         PARTITIONS

A.                                   Demising Partitions:

1.                                       3 5/8” - 25 gauge metal studs at 16” on center.

2.                                       5/8” drywall, one layer each side from floor slab to underside of structure. (One hour fire rated assembly.)

3.                                       3 1/2” - Batt insulation in wall cavity (R11 rating).

4.                                       Partition to be taped and finished smooth to receive paint. Penetrations through walls shall be sealed and openings shall be fire rated as required by local building codes.

5.                                       The end of the demising walls must occur at a building column or at a vertical window mullions sealed off as detailed.

B.                                     Interior Partitions:

1.                                       3 5/8” - 25 gauge metal studs at 16” on center.

2.                                       5/8” drywall, one layer each side floor to ceiling.

3.                                       Partition to be taped and finished smooth ready to paint.

4.                                       Interior partitions that end into glazing or vertical mullion are to be finished as shown.

5.                                       Partition height from floor to lay-in ceiling.

6.                                       Options:

a.                                       Insulation - fiberglass, batt

b.                                      Insulation - sound attenuation, bat

II.                                     DOORS/FRAMES/HARDWARE

A.                                   Corridor Door Assembly

1.                                       Doors - Premium Grade - 3’-0” x 8’-4” x 1 3/4”, 1/3 hour rated.

a.                                       solid core, plain sliced red oak, matching hardwood vertical edges.

b.                                      5-ply, 1/50” (min.) veneer, pre-machined

c.                                       Manufacturers: Algoma Hardwoods, Eggers, and Weyerhauser

2.                                       Frames - 18 gage, 1/3 hour rated, hollow metal frames painted to match stain finish color.

3.                                       Side light - 2’ wide per door leaf.

4.                                       Glazing -

a.                                       1/4” wired glass. (Diamond or square pattern subject to availability.)

b.                                      Size of glass as selected from standard door types.

5.                                       Hinges -

a.                                       Two pairs of 4 1/2” x 4 1/2” ball bearing, butt hinges.

b.                                      Finish to match locksets.

c.                                       Hager 1279 or Stanley FBB 179.

6.                                       Locksets -

a.                                       Schlage - Series “D”

(1)                                  Finish - (Choose one)

(a) Satin chromium 626.

(b) Bright Brass 605

(2)                                  Trim - (Choose one)

(a) Knob - Orbit

(b) Lever trim - Athens

7.                                       Stops - Quality - Walls, 302 series, floor #431ES, finish to match lockset

8.                                       Door closer -

a.                                       Type Parallel arm.

b.                                      Finish - to match locksets

c.                                       Manufacture:

(1)                                  Sargent 1251-UO

(2)                                  Norton 7400 series.

9.                                       OPTIONS:

a.                                       Additional corridor doors same as above, minimum. (Door lite not required.)

b.                                      Dead bolts - Schlage Series “B400” 6-pin cylinder

B.                                     Interior Door Assembly

1.                                       Doors - Premium Grade, 3’-0” x 8’-4” x 1 3/4”.

a.                                       Solid core, plain sliced red oak, matching hardwood vertical edges

b.                                      5-ply 1/50” (min.) veneer, pre-machined

c.                                       Manufactures: Algoma Hardwoods, Eggers, and Weyerhausers

2.                                       1” (nominal) oak frame and casing stained and finished to match doors.

3.                                       Hinges -

a.                                       Two pairs of 4 1/2” x 4 1/2” butt hinges.

b.                                      Finish - to match lockset finish.

c.                                       Hager 1279 or Stanley FBB 179.

4.                                       Latch/Trimset -

a.                                       Schlage - “MD” Designer series (Passage only - Roma)

(1)                                  Finish - Bright Brass 605

(2)                                  Locking function: Dead bolt

5.                                       Stops - as manufactured by, Quality

a.                                       Walls - 302 series.

b.                                      Floor #431ES.

c.                                       Stainless steel finish.

6.                                       Side Lite - 2’ wide per door

7.                                       OPTIONS:

a.                                       Door Closers

(1)                                  Type Parallel arm

(2)                                  Finish - to match lockset.

(3)                                  Sargent 1251-UO or Norton 7400 series.

III.                                 FINISHES:

A.                                   Painting -

1.                                       One coat of interior wall primer, tinted to match finish color.

2.                                       Two coats of satin interior alkyd paint applied with a roller.

3.                                       Building standard colors. (Pratt & Lambert, Accolade interior Semi-Gloss Latex, Calibrated Colors IV or equal).

B.                                     Clear Finish Over Stained Wood -

1.                                       Polyurathane, two coats on stained hardwood.

C.                                     OPTIONS:

1.                                       Wall Coverings

a.                                       Paneling - Solid wood stained to match color scheme.

b.                                      Vinyl Wall Covering - 13/oz/sq. yd. minimum.

c.                                       Fabric wall covering

(1)                                  100% Marquesa Lana.

(2)                                  13.2 oz/sq. yd. minimum.

d.                                      Others as approved by owner.

IV.                                 FLOOR COVERING

A.                                   Carpet -

1.                                       Weight - 36 oz minimum.

2.                                       Style - Cut pile, 100% Techni-lon nylon.

3.                                       10 year wear warranty.

4.                                       Manufacturer - Charleston Carpets

a.                                       Belvedere.

b.                                      Harcourt.

5.                                       Colors - See samples for Building Standard Colors Allowance:

B.                                     Floor tile - (Reception, Lobby areas.)

1.                                       12 x 12 x 3/8 marble, ceramic, or stone tiles.

C.                                     Vinyl Composition Tile -

1.                                       Manufacturer - Armstrong.

a.                                       Imperial

D.                                    Option:

1.                                       Carpet border

a.                                       Manufacturer and choices same as above.

2.                                       Pad - 5/16” Steiner-Liff “Nova” pad, 6.5# per cubic foot.

3.                                       Hardwood flooring - Type and color as approved.

4.                                       Carpet accents or upgrades must meet or exceed minimum requirement of standard as approved by owner.

V.                                     Base

A.                                   Corridor -

1.                                       4” stained hardwood to match elevator lobby stain color

2.                                       4” cast stone to match elevator, Dal-Tile Granite

B.                                     Tenant Space -

1.                                       4” coved rubber by Roppe - continuous with pre-molded exterior corners.

2.                                       3 1/2” stained hardwood. (Corridors, conference rooms, etc.)

3.                                       Options:

a.                                       4” marble or cast stone base.

VI.                                 ACOUSTIC CEILING

A.                                   Ceiling height 8’-6”.

B.                                     Ceiling tile -

1.                                       Omni Fissured.

2.                                       5/8” X 2’x 2’ mineral lay-in tiles.

3.                                       Celotex or USG.

C.                                     Acoustical suspension system -

1.                                       Flat white by Dorm Corp or equal.

D.                                    OPTIONS:

1.                                       Ceiling tile -

a.                                       Natural issured cast product.

b.                                      3/4” x 2’ x 2’ mineral lay-in tiles.

c.                                       Celotex or USG.

2.                                       Sound attenuation tile blankets -

Vll.                               WINDOW COVERING

A.                                   Levelor 1” Mini-Blinds, Color black.

B.                                     OPTIONS:

1.                                       Interior window covering.

a.                                       Mini-blinds - Levelor 1”

b.                                      Vertical - Levelor 4”

c.                                       Curtain Hardware -

(1)                                  “Super Fine” Kirsch Co.

(2)                                  601 Sanes Graber Industries, Inc.

VII1.                       CABINETS

A.                                   OPTIONS:

1.                                       Shelving and brackets. (Exposed to View)

a.                                       Stained hardwood plywood with solid hardwood edge.

2.                                       Counter tops.

a.                                       Wilsonart horizontal grade color as approved by Owner.

b.                                      Edging shall be a manufactured hardwood edge as approved by Owner.

3.                                       Kitchen type cabinets.

a.                                       Interiors -

(1)                                  Prefinished plastic coated high density particle board. (Kortron or approved equal.)

(2)                                  Stained plywood.

(3)                                  Parts exposed to view to match doors.

b.                                      Doors -

(1)                                  Stained solid hardwood.

(2)                                  Plastic laminate faced millwork.

IX.                                PLUMBING

A.                                   OPTIONS:

1.                                       Toilet Room.

a.                                       Fixtures - shall be stainless steel.

2.                                       Kitchen/Break Rooms

a.                                       Sinks - shall be stainless steel.

b.                                      Refrigerator

c.                                       Microwave oven

d.                                      Dishwasher

3.                                       Piping -

a.                                       Supply lines - as per state and local building codes.

b.                                      Waste and vent lines - as per state and local building codes.

X.                                    FIRE SPRINKLERS

A.                                   Chrome semi-recessed heads. Installed per state and local codes.

B.                                     Escutcheons and trim shall be chrome to match existing.

Xl.                                 HEATING & AIR CONDITIONING DISTRIBUTION

A.                                   Supply Air Diffusers - Slot type, clear anodized.

B.                                     Return Air Grille - 2’x 2’ perforated grille, white.

C.                                     Thermostats, Distribution Duct Work - as per building standards throughout.

XII.                            LIGHTING

A.                                   Light Fixtures

1.                                       Corridors - Day-Brite, 2’x 2’ fluorescent, 2 tube,

Catalog #PGC222-P16S22-ESB, 277 Volts 100 Watts, energy efficient lamps F40UT12WMII, lay in, return air troffer, 3” 16 cell paralouver lens. (Match existing fixtures.)

2.                                       Interior space - Day-Brite, 2’x 4’ fluorescent, 4 tube, Catalog #PGC424-ESB, 277 Volts 100 Watts, energy efficient lamps F40T12WMII, lay in, return air troffer, 3” 32 cell parlouver lens. (Match existing fixtures.)

3.                                       Emergency lighting: Emergency generator system.

B.                                     Accent Lighting

1.                                       Down Light - Recessed down light with aluminum reflector with black baffle, PL-13 double twin lamp, 277V, 6.5 aperture as manufactured by - Halo H275-409P, Marco FM 13-63-277 or Prescolite CFX TO-76S-277.

2.                                       Recessed down - Recessed 75W PAR38/3, gimbal ring adjustable, as manufactured by Prescolite PBX-TA-72, or equal Halo, Marco.

C.                                     Switch Assembly

1.                                       Pass & Seymour 20AC series or equal, with smooth plastic cover.

2.                                       Color- Ivory.

D.                                    Motion Detector

1.                                       Hubbel - H-MOSS 1000 Wall Switch, WSS-1277, with off override and 12 minute delay. (Model 257-151 SA for ceiling applications.)

2.                                       Use in lieu of standard switch assembly.

E.                                      Exit Lights

1.                                       Emergency generator system.

F.                                      Installation - Contractor shall install electrical system as required per state and local codes.

G.                                     Smoke Detection, Alarm & Communication Systems

1.                                       Modify existing building systems per as per requirements of the U.B.C. Section 1807 and ANSIA117.1-1996.

H.                                    OPTIONS:

1.                                       Track Lighting

a.                                       Two circuit track by Halo or Lightolier.

b.                                      Heads - Halo or Lightolier style as selected by tenant.

XII.                            POWER -

A.                                   Outlets

1.                                       Duplex receptacle - Series 5342 (20 Amp) by Pass & Seymour or equal with smooth plastic cover plate.

2.                                       Color - Ivory.

B.                                     OPTIONS:

1.                                       Isolated Circuits. - Pass & Seymour 2091 (20 Amp) or equal, orange, with ivory smooth plastic cover plate.

2.                                       Floor Outlets - Model RC-700A as manufactured by Raceway Components Inc., 20819th avenue, Paterson, NJ 07524.

XIV.                        TELEPHONE

A.                                   Telephone Outlets - Empty single gang box with 3/4” conduit stubbed into ceiling space with blank ivory cover plate.

B.                                     Service -

1.                                       3/4” conduit from outlet to centrally located pull box or telephone board.

C.                                     OPTIONS:

1.                                       Telephone equipment board - 3/4” plywood edges filled and finished. Painted to match wall.

2.                                       Communication cables must be plenum rated or be in conduit.

3.                                       Standard modular telephone outlets as needed.

EXHIBIT “E”

RULES AND REGULATIONS

1.                                                                                       The sidewalks, entrances, passages, courts, elevators, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress or egress.

2.                                                                                       No awnings or other projections shall be attached to the outside walls of the Building.

3.                                                                                       The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels or other articles be placed on the windowsills. If Tenant desires window curtains, the same must be of such uniform shape, color, material and make as may be prescribed by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent.

4.                                                                                       No sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on any part of, or so as to be seen from the outside of, its Premises or the Building without Landlord’s prior written consent. In the event of Tenant’s violation of the foregoing, Landlord may remove the same without any liability and may charge the expense incurred in such removal to Tenant. All signs, whether on doors, directory tablets or elsewhere, shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord. Landlord may prescribe a design standard for all such signs.

5.                                                                                       The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenant only; and Landlord reserves the right to exclude any other names therefrom, and each and every name in addition to the name of Tenant placed upon such bulletin board or directory, shall be subject to Landlord’s prior written consent (and if approved by Landlord, all costs therefor shall be paid by Tenant). Any such listings or representations, once installed, shall be subject to relocation or removal upon Landlord’s written request for any reason (except that any such relocations or removals at Landlord’s request, unless such request is based upon Tenant’s breach of the Lease, of which these Rules and Regulations are a part, shall be paid for by Landlord), and Tenant shall pay for the removal of any such listings or representations upon its departure from its Premises.

6.                                                                                       All doors opening into public corridors shall be kept closed, except when being used for ingress and egress.

7.                                                                                       Tenant shall not mark, paint, drill or bore into, cut or string wires in, lay linoleum or other floor coverings in, or in any way deface any part of its Premises or the Building, except with Landlord’s prior written consent and as Landlord may direct.

8.                                                                                       All keys shall be obtained from Landlord and neither Tenant, its agents or employees shall have any duplicate keys made. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Tenant must, upon the termination of its tenancy, give to Landlord all keys pertaining to the Premises and the Building, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord the cost of replacing same or of changing the lock or locks opened by such lost key(s) if Landlord shall deem it necessary to make such change.

9.                                                                                       No window or other air conditioning or heating units or other similar apparatus shall be installed or used by Tenant without Landlord’s prior written consent. Tenant shall not be permitted upon the roof at any time.

10.                                                                                 The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant or its servants, employees, agents, visitors or licensees shall be borne by Tenant

11.                                                                                 All removals from, or the carrying in or out of, the Building of any safes, freight, furniture, heavy or bulky matter of any description, must take place only between the hours of 9:00 and 11:00 A.M., and 2:00 and 4:00 P.M. of days other than Saturdays, Sundays and holidays (no moving being permitted on Saturdays, Sundays or holidays without special permission) and must be made upon previous written notice to Landlord and under its supervision, and the persons employed by Tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes or other heavy or bulky equipment or articles to be brought into the Building and to exclude from the Building all such heavy or bulky equipment or articles, the weight of which may exceed the floor load for which the Building is designed, or such equipment or articles as may violate any of the provisions of the Lease of which these Rules and Regulations are a part. Tenant shall not use any machinery or other bulky articles in the Premises, even though its installation may have been permitted, which may cause any noise, or jar, or tremor to the floors or walks, or which by its weight might injure the floor of the Building.

12.                                                                                 Neither Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

13.                                                                                 The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or as a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping. No sales or auctions shall be conducted from the Premises.

14.                                                                                 Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of the Building or neighboring buildings or premises or these having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way. Neither Tenant nor its servants, employees, agents, visitors or licensees shall throw anything out of doors, windows or skylights or down the passageways.

15.                                                                                 No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises or the Building and no cooking shall be done or permitted by Tenant in its Premises, except that the preparation of coffee, tea, hot chocolate and similar items and items that can be heated in a microwave oven for Tenant, its employees and visitors shall be permitted provided such activities do not otherwise violate the Lease of which these Rules and Regulations are part and provided power shall not exceed that amount which can be provided by a 30 amp circuit. Tenant shall not cause or permit any unusual or objectionable odors to be produced in or emanate from the Premises.

16.                                                                                 There shall not be used in any space, or in the public halls of the Building, any hand truck except those equipped with rubber tires and side guards.

17.                                                                                 No vending or coin operated machines shall be placed within the Premises without Landlord’s prior written consent.

18.                                                                                 No person shall be employed by Tenant to do janitorial work in any part of said Building without Landlord’s prior written consent. Any person employed by Tenant to do janitorial, maintenance or similar work with Landlord’s consent shall, while in the Building, be subject to and under the control and direction of Landlord or its agent or representative (but not as an agent or servant of Landlord) and Tenant shall be responsible for all acts of such persons.

19.                                                                                 Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

20.                                                                                 Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent same.

21.                                                                                 Landlord reserves the right to control access to the Building by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays. Tenant shall be responsible for all persons for whom it requests after-hours access and shall be liable to Landlord for all acts of such persons.

Landlord assumes no responsibility and shall not be liable for any damage resulting from the admission of any unauthorized person to the Building. Upon request Tenant shall provide Landlord with a description and license plate number of all its personnel’s vehicles utilizing parking at the Building.

22.                                                                                 Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the Rules and Regulations of the Building.

23.                                                                                 It is understood and agreed between Landlord and Tenant that no assent or consent to any waiver or any part hereof by Landlord in spirit or letter shall be deemed or taken as made except if same is done in writing and attached to or endorsed hereon by Landlord.

24.                                                                                 Landlord reserves the right at any time to change or rescind any one or more of these Rules or Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Common Areas, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant herein or to any other person for the nonobservance of the Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

EXHIBIT “F”

TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant, under that certain Office Lease (the “Lease”) dated as of , 19   made with Parkside Salt Lake Corporation, a Delaware corporation, as Landlord, hereby certifies as follows (all initially capitalized terms or phrases used herein shall have the same meanings as in the Lease):

1.                                       The undersigned entered into occupancy of the Premises described in the Lease on                                     , 19  ;

2.                                       The undersigned opened for business in the Premises on             , 19  ;

3.                                       The Lease (including all Exhibits) is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as Follows:

4.                                       The Lease, as affected by those changes set forth in Paragraph 3 above, represents the entire agreement between the parties as to the Premises;

5.                                       The Commencement Date under the Lease was                                    ;

6.                                       The term of the Lease will expire on                                                    ;

7.                                       All conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied;

8.                                       There are no uncured defaults by Landlord or Tenant under the Lease and Tenant knows of no events or conditions which with the passage of time or notice or both, would constitute a default by Landlord or Tenant under the Lease, except as follows:

9.                                       No rents have been prepaid, other than for the current month and as expressly provided in the Lease;

10.                                 As of the date hereof, the undersigned has no existing defenses against or offsets of Basic Annual Rent or Additional Rent or the enforcement of the Lease by Landlord;

11.                                 The total amount of security deposit delivered to Landlord is $                   and none of that amount has, to Tenant’s knowledge, been applied by Landlord to cure any default by Tenant; and

12. The current monthly installment of Basic Annual Rent is                        , and has been paid through                     , 19      .

EXECUTED this day of                     , 19      .

“TENANT”

By:

Its:

EXHIBIT “G”

PARKING PROVISIONS

1.                                       Capitalized terms used but not defined in this Exhibit shall have the meanings ascribed to them in the Office Lease (the “Lease”) to which this Exhibit is attached.

2.                                       Subject to the terms and conditions of this Exhibit, Landlord shall issue Tenant parking passes (individually, a “Pass” and collectively, the “Passes”) for the parking facilities owned by Landlord in connection with the Building (the “Facilities”) in such numbers as Tenant may request, up to the maximum number of thirteen (13) Passes for unreserved parking outstanding to Tenant at any given time. Unreserved parking shall be designated as parking in the parking garage rather or the surface parking lot both of which constitute part of the Facility. Each Pass shall, during the time it is in effect, entitle Tenant to park one vehicle in the type of parking stall designated in the Pass; provided Passes for unreserved parking shall be subject to the availability of parking spaces. Tenant acknowledges that in order for Landlord to fully utilize the Facilities, and to facilitate the providing of parking to clients and visitors of tenants of the Building, Landlord will make estimates and predictions as to the numbers of Passes for unreserved parking that will be used on each day and at any given time, and permit others to use the Facilities based upon such estimates and predictions. On occasion, and from time to time, unanticipated usage of the Facilities may result in parking spaces being unavailable for the holders of Passes for unreserved parking. If, however, on a frequent and recurring basis, there are no unreserved parking spaces available to the holders of Tenant’s Passes for unreserved parking, Landlord will, at Tenant’s written request, make reasonable adjustments to Landlord’s parking policies and practices in order to limit the occurrence of such problems to an occasional basis.

3.                                       Prior to the first day of each month, Tenant shall pay Landlord the monthly parking fee of $55.00 per Pass for unreserved Passes, subject to periodic market adjustements, for each Pass that will be outstanding to Tenant during such month. If such fee is not paid when due with respect to any Pass, such Pass shall immediately become null and void and Tenant shall promptly return such Pass to Landlord. Landlord may, in its discretion, increase such fees at any time and from time to time so long as the fees charged for the Passes are reasonably competitive with rates being charged at the time for similar parking in the general area of the Building.

4.                                       Tenant’s rights under this Exhibit shall terminate and Tenant shall promptly return to Landlord all outstanding Passes issued to it upon the occurrence of either of the following: (i) the last day of the Lease Term; or (ii) any default or breach on the part of Tenant under the Lease or this Exhibit.

5.                                       The parking rights granted to Tenant under this Exhibit or under the Passes shall be deemed a license only and nothing in this Exhibit or the Passes shall be construed as granting to or vesting in Tenant any fee, leasehold or other interest in the Facilities other than a license which is subject to termination as provided in this Exhibit.

6.                                       Landlord’s inability to make parking available at any time to holders of the Passes shall not be deemed to be a breach or default on the part of Landlord under the Lease or under this Exhibit so long as such inability is due to fire, flood, earthquake, strikes, riots, blackouts, condemnation and other casualties or causes reasonably beyond Landlord’s control. The abatement of Tenant’s obligation to pay parking fees for the Passes during any such period for which parking is unavailable shall constitute Tenant’s sole remedy in the event of such unavailability.

7.                                       Tenant may permit its personnel to use Passes issued to Tenant pursuant to this Exhibit, provided Tenant shall maintain on file with Landlord at all times a current list of each of Tenant’s personnel permitted to use a Pass. Only one of Tenant’s personnel at any given time shall be assigned to a given Pass and only that person may use such Pass. Tenant shall be fully responsible to Landlord to assure that each of Tenant’s personnel whom Tenant permits to use a Pass fully complies with the terms and conditions of this Exhibit and shall be liable to Landlord for any failure of any of Tenant’s personnel to so comply. Landlord may deal directly with those persons designated by Tenant as authorized to use the Passes with regard to such matters as the renewal of Passes and the collection of monthly parking fees, and no such direct dealings shall relieve Tenant of any of its duties or obligation hereunder.

8.                                       Except as provided in Section 7 above, Tenant shall not assign any of its rights under this Exhibit other than in connection with a permitted sublease or assignment under the Lease. Any assignment by Tenant contrary to the terms of this Exhibit shall be of no force or effect.

9.                                       In connection with the use of the Facilities, Tenant shall observe and comply with, and shall cause each person who uses any Pass issued to Tenant under this Exhibit to observe and comply with, all rules and regulations promulgated by Landlord, as in effect from time to time with respect to the use of the Facilities, including, without limitation, rules and regulations regarding spaces or areas in which parking is restricted, limited or prohibited. If Tenant or any person using any of Tenant’s Passes fails to observe such rules and regulations, Landlord, at its sole option, may, in addition to any other remedy it may have, cancel Tenant’s rights under this Exhibit and require Tenant to relinquish all Passes issued to it.

10.                                 By using the Facilities, Tenant and all persons using Passes issued to it accept and assume all risk of injury caused by any other users of the Facilities and of damage, loss or theft of any vehicle or other property while in the Facilities.

11.                                 Landlord, at its sole option, shall have the right to move the locations of reserved parking stalls and to assign designated parking stalls with respect to Passes for unreserved parking at any time during the term of this Exhibit.

12.                                 Tenant’s use of the Facilities as herein set forth shall be in common with other tenants of the Building and any other parties permitted by Landlord to use the Facilities.

13.                                 Any breach or default by Tenant under this Exhibit shall constitute a default on the part of Tenant under the Lease and any breach or default by Tenant under the Lease shall constitute a default on the part of Tenant under this Exhibit. If Landlord elects to terminate the License pursuant to Section 3 of this Exhibit because of a breach or default by Tenant under this Exhibit, Landlord may, at its discretion, exercise any or all remedies allowed under the Lease or applicable law.

14.                                 Nothing in this Exhibit shall be deemed to alter, modify, release, nullify or reduce, in any manner whatsoever, Tenant’s obligations under the Lease. Tenant shall comply with the Building Rules and Regulations attached to the Lease in connection with the exercise of its rights under this Exhibit. Except where the provisions of this Exhibit directly contradict the Lease, the provisions of the Lease shall apply to this Exhibit and any provision of the Lease which provides greater protection to Landlord than is provided under this Exhibit may, at Landlord’s discretion, be applied to any dispute or issue regarding this Exhibit.

LANDLORD:		TENANT:

PARKSIDE SALT LAKE CORPORATION		ADVANCED TELECOMMUNICATIONS, INC.

By:	/s/Gerald [illegible]	By:	/s/Satish C. Tiwari

Its:	Asset Manager	Its:	V.P. Engineering and Network Implementation

Date:	1-11-2000	Date:	12/30/1999